UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 2, 2007

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 7.01 REGULATION FD DISCLOSURE.

In March 2005, the Wisconsin Department of Natural Resources (the "WDNR") determined that the proposed cooling water intake structure and water discharge system for our Oak Creek expansion meets all necessary regulatory requirements and reissued a Wisconsin Pollutant Discharge Elimination System ("WPDES") permit for Oak Creek. The WDNR granted opponents a contested hearing, and an administrative law judge upheld the issuance of the permit in a decision issued in July 2006. In August 2006, opponents filed for judicial review of the administrative law judge's decision. Briefing was completed in December 2006. On January 26, 2007, the opponents filed a motion with the Dane County Circuit Court for supplemental briefing. In a telephone conference on February 2, 2007, the Court said that additional briefing is not necessary, but that it might request oral argument before issuing its decision regarding review of the permit.

The opponent's motion for supplemental briefing cited a Second Circuit decision issued on January 25, 2007 concerning the United States Environmental Protection Agency's Phase II Rule under Section 316(b) of the Clean Water Act. Riverkeeper, Inc. v. EPA, Nos. 04-6692-ag(L) et al. (2d Cir. 2007).

The WPDES permit relating to our Oak Creek expansion and existing Oak Creek generating units is a state permit that has been issued by the WDNR, with the concurrence of the EPA, not a federal permit. Based on our review of the Second Circuit decision, we do not believe the decision invalidates the WPDES permit for Oak Creek and continue to believe the proposed cooling water intake structure is the best technology available for protection of the environment at Oak Creek.

We will continue to defend the permit from the opponents' challenge. In the event the WPDES permit were to be invalidated, we may incur significant additional costs relating to the Oak Creek cooling water system. Under the terms of the Public Service Commission of Wisconsin ("PSCW") order approving the Oak Creek expansion, if final construction costs are within 5% of the target cost, we would be entitled to recover the additional costs if the PSCW deems such costs to be prudent. To recover any costs above the 5% cap from customers would require a finding of extraordinary circumstances, such as force majeure conditions. We believe any such additional costs that might result from an invalidation of the WPDES permit should be recoverable, subject to review and approval by the PSCW.

The ultimate outcome of these matters cannot be determined at this time.

For additional information regarding the WPDES permit, please refer to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- FACTORS AFFECTING RESULTS, LIQUIDITY AND CAPITAL RESOURCES -- POWER THE FUTURE -- Oak Creek Expansion -- Legal and Regulatory Matters" in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2005 of Wisconsin Energy Corporation and Wisconsin Electric Power Company and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- FACTORS AFFECTING RESULTS, LIQUIDITY AND CAPITAL RESOURCES -- POWER THE FUTURE" in Item 2 of Wisconsin Energy's and Wisconsin Electric's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to risks and uncertainties, including those matters described under the headings "Factors Affecting Results, Liquidity and Capital Resources" and "Cautionary Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the heading "Risk Factors" contained in our Form 10-K for the year ended December 31, 2005 and other factors described in subsequent reports filed with the Securities and Exchange Commission, that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ ALLEN L. LEVERETT
Date: February 2, 2007	Allen L. Leverett -- Executive Vice President and Chief Financial Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ ALLEN L. LEVERETT
Date: February 2, 2007	Allen L. Leverett -- Executive Vice President and Chief Financial Officer